FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2004

DIAMONDHEAD CASINO CORPORATION

DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476

150-153RD Avenue Suite 202
Madeira Beach, Florida 33708
(727) 393-2885

ITEM 5. OTHER MATTERS

VOTING RESULTS OF THE ANNUAL MEETING

     The Annual Meeting of shareholders of the Company was held on April 13, 2004 in Alexandria, Virginia. Shareholders of record as of March 1, 2004 were asked to vote on two proposals. A total of 30,441,351 shares were voted. The results of those votes are as follows:

(1)	To elect six Directors to hold office until the next annual meeting of stockholders.

Nominee	For	Against	Abstain
H. Steven Norton	29,668,308	773,043	—
Gregory A. Harrison	29,648,082	793,269	—
Deborah A. Vitale	29,626,853	814,498	—
Dr. Arnold Sussman	29,037,582	1,403,769	—
Benjamin J. Harrell	28,741,325	1,700,026	—
Frank E. Williams, Jr.	28,245,107	2,196,244	—

(2)	To ratify the appointment of the firm of Friedman, Alpren & Green, LLP as independent auditors for the Company.

For	Against	Abstain
30,246,488	151,555	43,308

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
	By:	/s/ Deborah A. Vitale
Deborah A. Vitale
Dated: April 16, 2004		President and Chairman of the Board